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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 1999, with respect to the financial statements and schedules of Progressive System Technologies, Inc. incorporated by reference from the Asyst Technologies, Inc. Current Report on Form 8-K/A dated August 16, 1999 in the Post-Effective Amendment No. 1 of the Registration Statement (Form S-3 No. 333-85327) and related Prospectus of Asyst Technologies, Inc. for the registration of 1,106,596 shares of its common stock.

                                              /s/ ERNST & YOUNG LLP
                                              ---------------------

Austin, Texas
September 3, 1999

                                      20.